Exhibit 10.1
CAPITAL ONE FINANCIAL CORPORATION
2002 ASSOCIATE STOCK PURCHASE PLAN

AMENDED AND RESTATED AS OF MAY 2, 2024

1. Purpose and Effective Date of Plan

The Company established, effective as of September 19, 2002, a stock purchase plan to incentivize present and future employees of the Company and its Subsidiaries with the inherent benefit of Common Stock ownership. The Plan permits the purchase of Common Stock through a percentage of payroll deductions throughout the calendar year. The Plan was subsequently submitted for approval and approved, by stockholders effective May 4, 2017, at the annual stockholder meeting in order to increase the number of shares available for purchase under the Plan. The Plan was further amended effective January 1, 2018, July 21, 2018 and January 1, 2021 to make various administrative changes. The Plan is hereby amended and restated effective as of May 2, 2024.

This amendment and restatement of the Plan shall become effective upon shareholder approval.

2. Shares Reserved for the Plan

There shall be reserved for issuance and purchase by Participating Associates under the Plan an aggregate of 53,000,000 shares of Common Stock, subject to adjustment as provided in Section 12. Shares issued under the Plan may consist of newly issued shares acquired from the Company, treasury shares held by the Company, shares acquired on the open market or a combination of the above.

3. Definitions

Where indicated by initial capital letters, the following terms shall have the following meanings:

a. Act: The Securities Exchange Act of 1934, as amended.

b. Base Compensation: The base salary and/or commissions of an Eligible Associate received from the Employer, including salary reduction contributions pursuant to elections under a plan subject to Code section 125 or 40l(k), but excluding all other compensation such as overtime, bonuses, profit sharing awards and credits received under a plan subject to Code section 125.

c. Board: The Board of Directors of the Company.

d. Business Day: A day on which the New York Stock Exchange is open for trading in Common Stock or, if trading in Common Stock is suspended, the next following day on which the New York Stock Exchange is open for trading and on which trading in Common Stock is no longer suspended.

e. Code: The Internal Revenue Code of 1986, as amended from time to time.

f. Committee: The committee established pursuant to Section 4 to be responsible for the general administration of the Plan.

g. Common Stock: The Company’s common stock, $.01 par value per share.

h. Company: Capital One Financial Corporation and any successor by merger, consolidation or otherwise.

i. Delegated Administrator: One or more of the Company’s officers, to whom the Committee delegates its authority to administer the Plan pursuant to Section 4, and/or his or her delegates.

j. Eligible Associate: Any employee of the Company or any of its Eligible Subsidiaries who meets the eligibility requirements of Section 5.

k. Eligible Subsidiary: Any Subsidiary of the Company, other than Subsidiaries that have been designed by the Committee, in its sole discretion from time to time, as ineligible to participate in the Plan.

l. Employer: The Company or Subsidiary employing an Eligible Associate.

m. Enrollment Form: The form filed with the Company’s Human Resources Department or Vendor, if applicable, authorizing payroll deductions pursuant to Section 6.

n. Fair Market Value: With respect to Common Stock acquired from the Company, the closing price as reported on the New York Stock Exchange Composite Tape on the date in question, or, if the Common Stock shall not have been so quoted on such date, the closing price on the last day prior thereto on which the Common Stock was so quoted. With respect to Common Stock acquired in respect of the Plan on the open market, the weighted average purchase price (computed to four decimal places) of all shares purchased on the date in question.

o. Investment Account: The account established for each Participating Associate pursuant to Section 9 to account for Common Stock purchased under the Plan.

p. Investment Date: The last Business Day of each calendar month, or such other date(s) as determined by the Committee.

q. Participating Associate: An Eligible Associate who elects to participate in the Plan by filing an Enrollment Form pursuant to Section 6.

r. Payroll Deduction Account: The account established for a Participating Associate to reflect payroll deductions pursuant to Section 6.

s. Plan: The “Capital One Financial Corporation 2002 Associate Stock Purchase Plan,” as set forth herein and as amended from time to time.

t. Purchase Price: The price for each whole and fractional share of Common Stock purchased under the Plan (after taking into account matching contributions pursuant to Section 7) shall be the Fair Market Value on the date in question. In the event matching contributions pursuant to Section 7 are eliminated, the price for each whole and fractional share of Common Stock purchased under the Plan shall be 85% (or such greater percentage determined by the Committee) of the Fair Market Value on the date in question.

u. Section: A section of the Plan, unless otherwise required by the context.

v. Subsidiary or Subsidiaries: Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of an Investment Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
w. Vendor: A third party plan engaged by the Committee or Delegated Administrator to advise or assist with the administration or implementation of the Plan.

4. Administration of the Plan

The Plan shall be administered by a committee, consisting of not less than two members appointed by the Board. The Committee shall be the Compensation Committee of the Board unless the Board shall appoint another committee to administer the Plan. The Board from time to time may remove members previously appointed and may fill vacancies, however caused, in the Committee.

Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in administering the Plan. All of such actions, interpretations and determinations shall be final and binding upon all persons.
A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to its actions signed by all members of the Committee. The Committee may delegate all matters relating to the administration of the Plan to one or more Delegated Administrators. In addition, the Committee or Delegated Administrator may request advice or assistance and employ such other persons as are necessary for proper administration of the Plan, including but not limited to a Vendor.

No member of the Committee or the Board shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director, employee or consultant of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability arising out of any action, omission or determination relating to the Plan, to the maximum extent permitted by law.

5. Eligible Associates

Subject to the limitations of this Section, all employees of the Company or its Eligible Subsidiaries shall be eligible to participate in the Plan. To be an employee eligible to participate in the Plan, a person must be actively employed by the Employer and customarily paid through the Employer’s regular payroll. Any person who is excluded by the terms and conditions of his employment from participation in the Plan, any person acting as a non-employee director of the Employer, any person designated by the Employer as an independent contractor, and any person who is a “leased employee” within the meaning of Section 414(n) of the Code, shall not be considered an employee for purposes of this Section 5. It is expressly intended that persons acting as non-employee directors of the Employer, persons designated as independent contractors by the Employer and “leased employees” within the meaning of Section 414(n) of the Code are to be excluded from Plan participation even if a court or administrative agency determines that such persons are common law employees and not persons acting as non-employee directors, independent contractors or “leased employees” of the Employer.

Notwithstanding anything else to the contrary stated herein, while employees of the Company or its Eligible Subsidiaries who are located in the United Kingdom from time to time are eligible to participate in the Plan, their eligibility is limited to the extent determined by the Committee from time to time which shall have the authority to: (i) impose a limitation on the number of such employees who may participate in the Plan; (ii) restrict eligibility to certain named employees; (iii) impose a limit on the value such employees may elect to have deducted from their payroll in order to purchase Common Stock in addition to the limits set out in Section 6; (iv) impose a fixed period during which such employees may elect for deductions from payroll to be made; and (v) restrict the eligibility of any such employees to participate in the Plan.

6. Election to Participate

Each Eligible Associate may elect to become a Participating Associate by filing with the Company’s Human Resources Department (or Vendor, if applicable) an Enrollment Form authorizing specified regular payroll deductions from his Base Compensation; provided however that, for purposes of this Section 6, the last Enrollment Form filed by a Participating Associate pursuant to the Company’s 1994 Associate Stock Purchase Plan prior to the initial adoption of the Plan shall be deemed to be filed and effective with respect to the Plan as if actually filed hereunder. Such regular payroll deductions shall be subject to a minimum deduction of l% and a maximum deduction of 15% (or such lower percentage determined by the Committee) of Base Compensation for that payroll period. In addition, the total of regular payroll deductions in any calendar year shall not exceed $25,000. All regular payroll deductions shall be credited as soon as practicable to the Payroll Deduction Account that the Company has established with respect to the Participating Associate. A Participating Associate may elect at any time to increase, decrease, or eliminate his regular payroll deduction by filing a new Enrollment Form, subject to any restrictions that may be imposed by the Company.

7. Method of Purchase and Investment Accounts

Subject to Section 13, each Participating Associate shall receive a matching contribution to his Payroll Deduction Account as and when payroll deductions are made by the Participating Associate to his Payroll Deduction Account pursuant to Section 6 equal to 15.0% of the amount of such deductions and/or contributions. In addition, subject to
Sections 6 and 13, each Participating Associate having eligible funds in his Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have purchased the number of whole and fractional shares that the eligible funds in his Payroll Deduction Account could purchase at the applicable Purchase Price on that Investment Date. All whole and fractional shares purchased shall be maintained in a separate Investment Account for each Participating Associate. Expenses incurred in the purchase of such shares of Common Stock shall be paid by the Company.

8. Stock Purchases

The Company shall issue (or direct the issuance of or the purchase on the open market of) shares of Common Stock to be credited to the Investment Accounts of the Participating Associates as of each Investment Date (or as soon as practicable thereafter).

9. Title of Accounts

The Company’s Human Resources Department or the Vendor (if applicable) shall establish and maintain an Investment Account with respect to each Participating Associate. Each Investment Account shall be in the name of the Participating Associate.

10. Rights as a Shareholder

From and after the Investment date on which shares of Common Stock are purchased by a Participating Associate under the Plan, such Participating Associate shall have all of the rights and privileges of a shareholder of the Company with respect to such shares of Common Stock. Subject to Section 18 herein, a Participating Associate shall have the right at any time (i) to obtain a certificate for the whole shares of Common Stock credited to his Investment Account or (ii) to direct that any whole shares in his Investment Account be sold and that the proceeds, less expenses of sale, be remitted to him.

Prior to the Investment Date on which shares of Common Stock are to be purchased by a Participating Associate, such Participating Associate shall not have any rights as a shareholder of the Company with respect to such shares of Common Stock. Each Participating Associate shall be a general unsecured creditor of the Company to the extent of any amounts deducted under the Plan from such Participating Associate’s Base Compensation during the period prior to the Investment Date on which such amounts are applied to the purchase of Common Stock for the Participating Associate.

11. Rights Not Transferable

Rights under the Plan, except as set forth in Section 13(b) herein, are not transferable by a Participating Associate.

12. Change in Capital Structure

In the event of a stock dividend, spin-off, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities that may be delivered under the Plan, the Purchase

Price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participating Associate, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

13. Termination of Employment and Death

(a) If a Participating Associate’s employment is terminated for any reason other than death, any amount in his Payroll Deduction Account shall be used to purchase shares as of the next following Investment Date, or unless the Participating Associate elects to receive, if practicable, a cash distribution from his Payroll Deduction Account before the next following Investment Date.

(b) If a Participating Associate dies, any amount in his Payroll Deduction Account shall be used to purchase shares as of the next following Investment Date unless the Participating Associate’s designated beneficiary (or if none, his estate) elects to receive, if practicable, a cash distribution from the Participating Associate’s Payroll Deduction Account before the next following Investment Date.

14. Tax Withholding

Each Participating Associate must make adequate provision for federal, state, or other tax withholding obligations, if any, which arise in connection with participation in the Plan. By electing to participate in the Plan, a Participating Associate authorizes the Employer and the Vendor (if applicable) to withhold from the Participating Associate’s compensation, or other amounts payable to the Participating Associate, the amounts necessary to satisfy any such applicable tax withholding obligations. At any time, the Employer and/or the Vendor (if applicable) may, but shall not be obligated to, withhold from the Participating Associate’s compensation, or other amounts payable to the Participating Associate, the amount necessary for the Company to satisfy any applicable tax withholding obligations.

15. Amendment of the Plan

The Committee in its sole discretion may at any time amend the Plan in any respect; provided that such amendment is in compliance with all applicable laws and regulations and the requirements of any national securities exchange on which shares of Common Stock are then traded. The Committee may delegate to a Delegated Administrator its authority under this Section 15 with respect to administrative amendments to the Plan. Any amendment to the Plan shall be subject to the approval of the Company’s stockholders to the extent required by applicable law or the requirements of any national securities exchange on which shares of Common Stock are then traded.

16. Termination of the Plan

The Plan and all rights of Eligible Associates hereunder shall terminate:

(a) on the Investment Date that Participating Associates become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

(b) at any earlier date determined by the Committee in its sole discretion.
In the event that the Plan terminates under circumstances described in (a) above reserved shares remaining as of the termination date shall be sold to Participating Associates at the applicable Purchase Price on a pro rata basis. Upon termination of the Plan, all amounts in a Participating Associate’s Payroll Deduction Account that are not used to purchase Common Stock shall be refunded to the Participating Associate.

17. Government and Other Regulations

The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable Company policies and all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may be required in the opinion of counsel for the Company.

18. Gender and Number

Masculine pronouns shall refer to both males and females. The singular form shall include the plural.